Exhibit 10.14

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MARKETER AGREEMENT

This Marketer Agreement (the "Agreement") dated as of September 2, 2004 (the "Effective Date") is between NBO Systems, Inc. whose address is 3676 W. California Ave. Bldg. D, Salt Lake City, UT 84104 ("Client") and First Federal Savings Bank of the Midwest, dba Meta Payment Systems, whose address is 2500 S. Minnesota Ave, Sioux Falls, South Dakota 57105 ("Bank"). Each may be referred to here in as a "Party" or collectively as "Parties".

RECITALS

(a) Bank is a member of VISA / MasterCard and is in the business of issuing Cards and establishing Settlement Accounts for the settlement of Card transactions.

(b) Client intends to offer Cards, issued by Bank, to consumers as an alternative to credit cards, cash or checks.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I - DEFINITIONS

SECTION 1.1 Definitions

Except as otherwise specifically indicated, the following terms shall have the following meanings in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) "Billable Card" means a Card which a network transaction or a Cardholder load results in a debit or credit to the Cardholder Funds in the last thirty (30) days or the Card carries a positive balance.

(b) "Card" means a pre-paid magnetic stripe-based stored value card issued by Bank to a Cardholder pursuant to this Agreement, used for the purchase of goods, services and cash advances by accessing the available balance in the Cardholder Funds through a System. Card may include stored value cards of any type acceptable by a System.

(c) "Cardholder" means (i) a person who is issued a Card, and (ii) uses the Card to originate a transaction.

(d) "Cardholder Funds" means the pooled stored value account which is associated with one or more Cards, and includes the record of debits and credits with respect to transactions originated by each Cardholder.

(e) "Cardholder Agreement" means the agreement between Bank and a

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Cardholder governing the terms and use of a Card.

(f) "Governmental Requirements" means collectively all statutes, codes, ordinances, laws, regulations that may apply to Cards (including Regulation E, Z, and anti-money laundering laws), rules, orders and decrees of all governmental authorities (including without limitation federal, state and local governments, governmental agencies and quasi-governmental agencies).

(g) "Graphic Standards" means all standards, policies, and other requirements adopted by a System from time to time with respect to use of its Marks.

(h) "Interchange or Interchange Fee" means the fee paid to the issuer of a Card by an acquiring financial institution for a transaction, as established by a System.

(i) "Mark" means the service marks and trademarks of a System and Bank, including but not limited to, the names and other distinctive marks or logos, which identify a System and Bank.

(j) "Membership" means the membership in a System and licensing rights thereto obtained by Bank.

(k) "Processing Services" means those services, which are necessary to issue a Card and process a transaction in accordance with Government Requirements and the Rules of any System and Regulatory Authority. Such services shall include but not be limited to: set-up and maintenance of the Card and Cardholder Funds, transaction authorization, processing, clearing and Settlement, System access, Cardholder dispute resolution, System compliance, regulatory compliance, security and fraud control, and activity reporting.

(1) "Program" means any Card based system designed for Client hereunder to provide an electronic means of providing Client's customers with access to stored value financial transactions utilizing a Settlement Account and a specific list of Cardholders pursuant to this Agreement.

(m) "Program Revenues" means Interchange share, Transaction fee and commission on deposit as defined in Schedule A generated by or accruing under a Program pursuant to this Agreement.

(n) "Regulation E" means (i) the regulations, all amendments thereto and official interpretations thereof (12 C.F.R. Part 205) issued by the Board of Governors of the Federal Reserve System implementing Title IX (Electronic Funds Transfer Act) of the Consumer Credit Protection Act as amended (15 U.S.C. 1693 et. seq.), and (ii) the Electronic Funds Transfer Act and any amendments thereto.

(o) "Regulation Z" means the regulations, all amendments thereto and official interpretations thereof (12 C.F.R., Part 226) issued by the Board of Governors of the

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Federal Reserve System.

(p) "Regulatory Authority" means, as the context requires, the State of South Dakota; the Federal Deposit Insurance Corporation; the Office of Thrift Supervision; and any Federal or state agency having jurisdiction over Bank or Client.

(q) "Rules" means the by-laws and operating rules of any System, the published policies and procedures of Bank, as promulgated by Bank's Board of Directors in good faith to ensure the continued safety and soundness of Bank.

(r) "Settlement" means the movement and reconciliation of funds between Bank and System members in accordance with the Rules.

(s) "Settlement Account" means the account maintained by Bank used for Settlement of all transactions initiated by use of a Card(s) by or on behalf of a Cardholder.

(t) "System" means MasterCard, VISA, Cirrus, Plus, and/or any other card network system of transmitting items and Settlement thereof.

(u) "Transaction" means a purchase and sale transaction initiated using a Card, or any credit thereon, between a merchant accepting a Card and a Cardholder, evidenced by an item, which is presented for payment to Bank through the Systems, in accordance with the Operating Rules.

ARTICLE II - GENERAL DESCRIPTION OF PROGRAMS

SECTION 2.1 Purpose

The purpose of this Program is to offer Cards, issued by Bank, as an alternative to traditional credit cards, cash and checks. It is designed to offer consumers a convenient and secure payment mechanism. The Cards may be used to pay for purchases, cash advances and other expenses that are allowed by law.

ARTICLE III - DUTIES OF CLIENT

SECTION 3.1 Marketing

Client shall, from time to time, promote and market Cards to prospective customers. Except as may be agreed by the Parties from time to time during the term of this Agreement, each Party shall be responsible for its own costs and expenses associated with marketing of any Card under this Agreement. Client has no authority to use any Marks unless Bank is appropriately identified. Bank shall have the right to approve or disapprove any marketing materials bearing Bank's name or any Mark prior to distribution of such materials. Bank shall not delay or withhold its approval unreasonably.

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SECTION 3.2 Implementation

This Agreement sets forth the general terms and conditions applicable to all the Programs. Client will receive written approval from Bank prior to issuing Cards under various Programs. Bank reserves the right to refuse service to any consumer that, in its opinion, presents excessive financial or reputation risk.

SECTION 3.3 Printing of Cards and Cardholder Agreements

All Cards and Cardholder Agreements shall identify Bank as the issuer and include such other names and Marks as may be required to conform to Graphic Standards, Regulatory Authority, System, and Rules. The design for the co-branded Card and Cardholder Agreement shall be at Client's expense (including the expense of undertaking trademark search and acquiring any intellectual property rights in such design). Such design will be subject to Bank's prior written approval, which approval shall not be unreasonably withheld or delayed, and must comply with all applicable laws, regulations, and Rules.

Cards will be distributed in custom packaging with several inserts including a Cardholder Agreement describing the Program and Card use. Cards can be activated by Client by calling an Interactive Voice Response Unit or accessing an approved Internet application. The Cardholder Agreements shall be prepared by Bank and may be amended by Bank, from time to time, upon notice to Client. Client shall be responsible for printing and distributing the Cardholder Agreement and any amendments thereto to Cardholders.

SECTION 3.4 Access to Program Documents and Information

Bank shall have access to all information and documents it reasonably requests concerning the Client's prospects in order to issue prepaid Cards.

SECTION 3.5 Reserve Account

Client shall establish and maintain for purposes of this Agreement a non-interest bearing demand deposit account (the "Reserve Account") in Client's name. The Reserve Account will be Client owned and Bank controlled. Client shall not have access to the funds. Client shall maintain a minimum balance of [* * *] dollars. If Client does not maintain the minimum balance in the Reserve Account, Bank in its sole discretion may terminate this Agreement pursuant to Article IX. Bank shall refund to Client the remaining balance in the Reserve Account upon Client maintain [* * *.]

SECTION 3.6 Funding Process for Cards

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Client shall send to Bank each business banking day by 2:00 PM CST an ACH file of the previous day (or days following a weekend or holiday) Card load activity. The daily ACH file sent to Bank shall match the processor's Card load activity report.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CLIENT

SECTION 4.1 Representations and Warranties

Client represents and warrants to Bank as follows:

(a) This Agreement is valid, binding and enforceable against Client in accordance with its terms.

(b) Client is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and is authorized to do business in each state in which the nature of Client's activities makes such authorization necessary.

(c) Client has the full power and authority to execute and deliver this Agreement and to perform all its obligations under this Agreement. The provisions of this Agreement and the performance by Client of its obligations under this Agreement are not in conflict with Client's Articles of Incorporation, bylaws or any other agreement, contract, lease or obligation to which Client is a party or by which it is bound.

(d) Neither Client nor any principal of Client has been subject to the following:

(i) Criminal conviction (except minor traffic offenses and other petty offenses);

(ii) Federal. or state tax lien;

(iii) Administrative or enforcement proceedings commenced by the Securities and Exchange Commission, any state securities regulatory authority, Federal Trade commission, federal or state bank regulator, or any other state or federal regulatory agency or

(iv) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of Client or any principal thereof.

For purpose of this subparagraph, the word "principal" shall include any person directly or indirectly owning ten percent (10%) or more of Client, any officer or director of the Client or any person actively participating in the control of Client's business.

(e) There is not pending or threatened against Client, any litigation or proceeding, judicial, tax or administrative, the outcome of which might materially

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adversely affect the continuing operations of Client. Attached to this Agreement is a list and brief description of all pending lawsuits in which Client is a party in Schedule B.

(f) Client has delivered to Bank complete and correct copies of its balance sheets and related statements of income and cash flow. Client's financial statements, subject to any limitation stated therein, which have been or which hereafter will be furnished to Bank to induce it to enter into this Agreement do or will fairly represent the financial condition of the Client, and all other information, reports and other papers furnished Bank will be, at the time the same are furnished, accurate and complete in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. The financial statements are in accordance with the books and records of Client were prepared in accordance with generally accepted accounting principles ("GAAP") as in effect in the United States, as consistently applied, and in accordance with all pronouncements of the Financial Accounting Standards Board. The Bank will make available a standard financial package that it provides its key vendors in accordance with its other practices.

(g) Client agrees that at Bank's sole discretion, Bank, its authorized representatives, or agents and any government entity with regulatory or supervisory authority over Bank (collectively the "Auditing Party"), shall have the right to inspect, audit, and examine all of Client's facilities, records and personnel relating to the Program at any time during normal business hours upon reasonable notice. The Auditing Party shall have the right to make abstracts from Client's books, accounts, data, reports, papers, and computer records directly pertaining to the subject matter of the Marketer Agreement, and Client shall make all such facilities, records, personnel, books, accounts, data, reports, papers, and computer records available to the Auditing Party for the purpose of conducting such inspections and audits. Such review will be conducted at Bank's expense, unless the review is caused by Client's action, inactions, or omission in which case the review will be completed at Client's sole expense.

ARTICLE V - COVENANTS OF CLIENT

SECTION 5.1 Covenants

Client covenants and agrees with Bank as follows:

(a) It will comply with all applicable laws, Government Requirements, the Rules and any rules, orders and regulations issued by the Regulatory Authorities that relate to the matters and transactions contemplated by this Agreement.

(b) It will promptly give written notice to Bank of any material adverse change in the business, properties, assets, operations or condition, financial or otherwise, of Client and any pending, or a threat of; litigation involving a sum of $50,000 or more and of all tax deficiencies and other proceedings before governmental bodies or officials affecting Client.

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(c) As soon as possible, and in any event within 90 days after the end of Client's fiscal year, commencing January 1, 2004, it will provide Bank with its audited balance sheets and related statements of income and cash flow and all notes and schedules thereto as of the end of such period.

(d) All written consumer complaints received by Client, relating to the Card or its use, will be immediately reported to Bank. Such report shall include the name and address of the complaining Cardholder, if provided by complainant, a brief summary of the Cardholder's complaint, and when resolved a brief summary of how the complaint was resolved.

(e) Client will not, without Bank's prior consent, solicit consumers through the use of any party who is not directly employed by, under the immediate supervision of, or under contractual agreement with Client and its affiliates.

ARTICLE VI - DUTIES OF BANK

SECTION 6.1 Marketer Certification and Administrative Fees

Bank shall be responsible for any annual membership fees relating to Bank Membership with any System.

SECTION 6.2 Memberships in System

Bank shall obtain and maintain at its sole expense a principal license with each applicable System, and shall timely pay all fees, dues, and assessments associated therewith. Bank shall retain its Membership in System in good standing and shall abide in all material respects by all the rules and regulations applicable to Bank. If Bank elects to terminate its membership in any System, or if a System elects to terminate Bank's Membership for any reason, Bank shall give notice to Client as soon after it provides notice to or receives notice from the System according to the Rules. In such an event, Bank shall immediately reimburse Client on a pro-rata basis the expenses previously paid by Client for System related registration or renewal fees.

SECTION 6.3 Issuer of Cards

Bank shall be the issuer of Cards and responsible for holding and retaining the Cardholder Funds until such funds are used by Cardholders, or are payable to Client in accordance with the terms of this Agreement. As issuer of the Cards, Bank is ultimately responsible for the Cardholder Agreement. Bank and Client are mutually responsible for preparing and updating the Cardholder Agreement.

SECTION 6.4 Notices

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Each Party shall deliver to the other Party a copy of all material notices or correspondence that it receives from any System, or any other third party, relating to this Agreement, within five (5) business days of receipt of such notice or correspondence.

SECTION 6.5 Processing Services

Bank may use the services of an independent processing operation (IPO) to switch or process Card transactions.

ARTICLE VII - COMPENSATION AND EXPENSES

SECTION 7.1 Expenses of Bank

Bank shall be solely responsible for the following expenses:

(a) Except as otherwise provided in this Agreement, all annual Membership fees related to Bank's license with and Membership in any System utilized by a Program, and any fees and penalties assessed by any such System or Regulatory Authority due to Bank's actions or of any third party retained by Bank.

(b) Bank shall pay * * * toward the initial ISO or MSP Registration fee and [* * *] annual renewal fee.

Payments to Client will be made on the 20th day of each month for the prior month's Program Revenues and will be net of any expenses due from Client.

SECTION 7.2 Compensation Payable to Bank

Client shall pay Bank the fees for products and services set forth in the attached Schedule A, netted against compensation payable to Client.

SECTION 7.3 Compensation Payable to Client

(a) Bank, shall pay Client the fees for products and services set forth in the attached Schedule A, including but not limited to Interchange, Commissions on Deposits.

(b) Bank shall distribute to Client the IVR/Operator costs charged to the Cardholder, monthly maintenance fees charged to the Cardholder, and expiration fees (breakage) charged to the Cardholder upon expiration of the Card in accordance with the Cardholder Agreement based on reports from the processor. Client shall provide for the reports being sent from the processor to Bank.

SECTION 7.4 Expenses of Client

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Client shall pay Bank the fees for products and services set forth in the attached Schedule A. [* * *]

Client shall be solely responsible for the following:

(a) Advertising and other expenses associated with the marketing of prepaid cards or membership plans to its consumers or prospect base or any party under its control or any party for which it is providing services.

(b) All fines and penalties assessed by any Regulatory Authority (other than Bank) or System due to Client's actions, inactions, or omissions.

(c) All expenses associated with and losses from over limit processing, cardholder or value load fraud and under floor limit processing.

(d) The Independent Sales Organization ("ISO") registration fee (MasterCard and/or VISA, as applicable) with respect to the Program(s) hereunder due on January 1 of every year hereafter, beginning January 1, 2006.

(e) System transaction fees related to the Programs.

(f) All expenses associated with establishing and maintaining any accounts with, or receiving services from, any financial institution providing Settlement and all expenses in providing Bank with Account Balances.

(g) All expense associated with completing a due diligence review for any third party relationship contemplated in this Agreement as mutually agreed upon by the Parties.

SECTION 7.5 Adverse Impact of System Fee Change

The Parties agree that if System materially changes, as reasonably defined collectively by Bank and Client, the System fees the Parties mutually agree to may be re-negotiated in good faith on revised pricing. If the Parties cannot agree on revised pricing within 30 days of notice of a collectively agreed upon material change to System, either Party may terminate the Agreement. Cards already issued are subject to the existing terms and conditions at the time of issuance.

ARTICLE VIII - LIMITATION OF LIABILITY

SECTION 8.1 No Special Damages

Neither Party shall be liable to the other for any special, indirect, incidental,

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consequential, punitive or exemplary damages, including, but not limited to, lost profits, even if such Party has knowledge of the possibility of such damages provided, however, that the limitations set forth in this Section shall not apply to or in any way limit the third party indemnity obligations under this Agreement.

SECTION 8.2 Disclaimers of Warranties

Bank specifically disclaims all warranties of any kind, express or implied, arising out of or related to this Agreement, including without limitation, any warranty of marketability, fitness for a particular purpose or non-infringement, each of which is hereby excluded by agreement of the parties.

SECTION 8.3 Liabilities of Client for System and Regulatory Claims

Client shall be liable to Bank for any and all liabilities and every loss, claim, demand, and cause of action (including, without limitation, the cost of investigating the claim, the cost of litigation and reasonable attorneys' fees, whether or not legal proceedings are instituted and whether paid or incurred, as the case may be) by or on behalf of any Cardholder as a result of Client's failure to comply with the Rules, System or applicable Regulatory Authority.

ARTICLE IX - TERM OF PROGRAMS AND AGREEMENT

SECTION 9.1 Term and Termination of Agreement Without Cause

The term of this Agreement shall commence on the Effective Date and continue for three (3) years (the "Initial Term") unless terminated earlier as provided below. After the Initial Term, the Agreement shall automatically extend for additional periods of one year each (a "Renewal Term") based upon written approval of both Parties.

SECTION 9.2 Termination of Agreement For Cause

(a) Either Bank or Client shall have the right to terminate this Agreement upon occurrence of one or more of the following events:

(i) Failure by the other party to observe or perform, in any material respect, that party's obligations to the other party hereunder, so long as the failure is not due to the actions or failure to act of the terminating party, but only if the failure continues for a period of (A) thirty (30) days after the non-performing party receives written notice from the other party specifying the failure in the case of a failure not involving the payment of money, or (B) ten (10) days after the non-performing party receives written notice from the other party specifying the failure in the case of a failure to pay any amount then due hereunder; provided, however, that each Party may terminate this Agreement without such a cure period if a

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substantially similar material failure has previously occurred;

(ii) In the event any financial statement, representation, warranty, statement or certificate furnished to it by the other party in connection with or arising out of this Agreement is materially adverse to the terminating party and intentionally untrue as of the date made or delivered.

(iii) The other party (A) voluntarily commencing any proceeding or filing any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (B) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property or assets, (C) making a general assignment for the benefit of creditors, or (D) taking corporate action for the purpose of effecting any of the foregoing; or

(iv) The commencement of an involuntary proceeding or the filing of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (A) relief in respect of the other party, or of a substantial part of its property or assets under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar office for the other party or for a substantial part of its property or assets, or (C) the winding up or liquidation, of the other party, if such proceeding or petition shall continue un-dismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days.

(v) Upon any change to or enactment of or change in interpretation or enforcement of any law or regulation which would have a material adverse effect upon such Party's ability to perform its obligations or such Party's costs/revenues with respect to the Program.

(vi) Violation by either Party of any federal or applicable state law relating to the performance of this Agreement.

(vii) Upon direction from any Regulatory Authority or System to cease or materially limit performance of the obligations under this Agreement.

SECTION 9.3 Survivals of Payments and Survival of Obligations Upon Termination of Agreement

In the event of a termination hereunder, this Agreement shall continue in full force and Bank shall continue to provide the services currently then being provided until such time as all Cards are so canceled in accordance with the Cardholder Agreement, but in no event exceeding one hundred and eighty (180) days from notice of cancellation. If such termination is made by Bank pursuant to Section 9.2, Bank will be entitled to withhold and

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pay directly all Program expenses from Program Revenues including the costs of servicing the existing Cardholders by a servicing organization reasonably selected by Bank. In such event, Bank shall have no further obligation to accept any Cardholder Funds from Client. During any termination, the Parties will cooperate to ensure a smooth and orderly wind-down of the Program. In no event will any Party make any public statement or customer communication regarding the wind-down without the express prior written approval of Bank, which approval shall not be unreasonably withheld or delayed.

ARTICLE X - CONFIDENTIALITY

SECTION 10.1 Confidential Information

The term "Confidential Information" shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which (a) a Party ("Discloser") discloses, in writing, orally or visually, to the other Party ("Recipient") or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to (i) the Discloser, (ii) in the case of Client, Bank and its customers and or associates, or (iii) consumers who have made confidential or proprietary information available to Client. The definition of Confidential Information shall include Customer Information as described below.

SECTION 10.2 Customer Information

Client acknowledges that Bank has a responsibility to its customers to keep information about its customers and their accounts strictly confidential and Bank acknowledges that Client has a responsibility to its consumers to keep their information strictly confidential (collectively, "Customer Information"). In addition to the other requirements set forth in this Section regarding Confidential Information, Customer Information shall also be subject to the additional restrictions set forth in this Subsection. The party that receives Customer Information the other (the "Recipient") shall not disclose or use such Customer Information other than to carry out the purposes for which the party that has provided the Customer Information (the "Discloser") or one of its affiliates disclosed such Customer Information to Recipient. Recipient shall not disclose any Customer Information other than on a "need to know" basis and then only to: (a) affiliates of Discloser; (b) its employees or officers; (c) affiliates of Recipient provided that such affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as Recipient; (d) to carefully selected subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (e) to independent contractors, agents, and consultants hired or engaged by Recipient, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; or (f) pursuant to the exceptions set forth in 15 USC 6802(e) and accompanying regulations which disclosures are made in the ordinary course of business. The restrictions set forth herein shall apply during the term and after the termination of this Agreement. For the purposes of this Section, Cardholders shall be considered customers of Bank.

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Each Party must comply with all federal and state privacy laws.

SECTION 10.3 Disclosure to Employees and Agents.

Each of the Parties, as Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a "need to know basis" and then only to: (a) its employees and officers; (b) subcontractors and other third-parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; (c) independent contractors, agents, and consultants hired or engaged by Bank, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; and (d) as required by law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual, legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section shall require any notice or other action by Bank in connection with requests or demands for Confidential Information from bank examiners or for compliance purposes.

SECTION 10.4 Return of Materials

Upon the termination or expiration of this Agreement, or at any time upon the request of a Party, the other Party shall return or destroy all Confidential Information, including Customer Information, in the possession of such Party or in the possession of any third Party over which such Party has or may exercise control. If destroyed, such destruction of Confidential Information shall be designated by a certificate executed by an officer of the Party which was responsible for such destruction.

SECTION 10.5 Exceptions

With the exception of the obligations related to Customer Information, the obligations of confidentiality in this Section shall not apply to any information which a Party rightfully has in its possession when disclosed to it by the other Party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Section or information rightfully received by a party from a third party without the obligation of confidentiality.

SECTION 10.6 Media Releases

All media releases, public announcements and public disclosures by either Party, or their representatives, employees or agents, relating to this Agreement or the name or logo of Bank or Client, any Bank or Client affiliate or supplier, including, without limitation,

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promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof.

ARTICLE XI - INSURANCE

SECTION 11.1 Insurance

Client shall maintain, throughout the term of this Agreement, appropriate comprehensive general liability (which shall include contractual liability), errors and omissions, and employee theft and dishonesty insurance policies, the limit of which shall be no less than a combined single limit of $1,000,000 per occurrence for bodily injury and property damage.

ARTICLE XII - GENERAL PROVISIONS

SECTION 12.1 Indemnification

(a) Client covenants and agrees to indemnify and hold harmless Bank, its parent, subsidiaries or affiliates, and their respective officers, directors, employees and permitted assigns, as such, against any direct losses or expenses arising from any legal action, claim, demand or proceedings brought against any of them as a result of any misrepresentation, breach of warranty or failure to fulfill a covenant of this Agreement on the part of Client , any act or omission of Client or its providers which violates any law, by-laws or Governmental Requirements, or any claim relating to obligations owed to or by Client or any third party retained by it; provided, that this provision shall not apply if such claim arises out of (i) an act of fraud, embezzlement or criminal activity by Bank, (ii) negligence, willful misconduct or bad faith by Bank, or (iii) the failure of Bank to comply with, or to perform its obligations under, this Agreement

(b) Bank covenants and agrees to indemnify and hold harmless Client and its parent, subsidiaries or affiliates, and their respective officers, directors, employees, and permitted assigns, as such, against any direct, losses or expenses arising from any legal action, claim, demand, or proceedings brought against any of them as a result of any misrepresentation, breach of warranty or failure to fulfill a covenant of this Agreement on the part of Bank, any act or omission of Bank or its providers which violates any law, by-laws or Governmental Requirements, or any claim relating to obligations owed to or by Bank or any third party retained by it (except to the extent that Client has agreed to fulfill such obligation under this Agreement); provided, that this provision shall not apply if such claim arises out of (i) an act of fraud, embezzlement or criminal activity by Client or its representatives, (ii) negligence, willful misconduct or bad faith by Client or its representatives, or (iii) the failure of Client or its representatives to comply with, or to

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perform its obligations under, this Agreement.

(c) If any claim or demand is asserted against any Party or Parties (individually or collectively, the "Indemnified Party") by any person who is not a party to this Agreement in respect of which the Indemnified Party may be entitled to indemnification under the provisions of subsections (a) or (b) above, written notice of such claim or demand shall promptly be given to any Party or Parties (individually or collectively, the "Indemnifying Party") from whom indemnification may be sought. The Indemnifying Party shall have the right, by notifying the Indemnified Party within ten (10) days of its receipt of the notice of the claim or demand, to assume the entire control (subject to the right of the Indemnified Party to Participate at the Indemnified Party's expense and with counsel of the Indemnified Party's choice) of the defense, compromise or settlement of the matter, including, at the Indemnifying Party's expense, employment of counsel of the Indemnifying Party's choice. If the Indemnifying Party gives notice to any Indemnified Party that the Indemnifying Party will assume control of the defense, compromise or settlement of the mailer the Indemnifying Party will be deemed to have waived all defenses to the claims for indemnification by the Indemnified Party with respect to that matter. Any damages to the assets or business of the Indemnified Party caused by a failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner, after the indemnifying Party has given notice that it will assume control of the defense, compromise or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party.

(d) The provisions of this Section 12.1 and of Section 12.2 shall survive termination or expiration of this Agreement.

SECTION 12.2 Disclosure

(a) Each Party shall promptly notify the other of any action, suit, proceeding, facts and circumstances, and the threat of reasonable prospect of same, which might give rise to any indemnification hereunder or which might materially and adversely affect either Party's ability to perform this Agreement.

(b) Each Party represents and warrants to the other that it has no knowledge of any pending or threatened suit, action, arbitration or other proceedings of a legal, administrative or regulatory nature, or any governmental investigation, against it or any of its affiliates or any officer, director, or employee which has not been previously disclosed in writing and which would materially and adversely affect its financial condition, or its ability to perform this Agreement.

SECTION 12.3 Legal Compliance

Each party represents and warrants to the other that it is familiar with the requirements of all applicable consumer protection laws applicable to it which relate to the Program and its obligations hereunder, and agrees that it will comply, in all material

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respects, with all such laws and regulations and all other applicable laws and regulations relating to its activities under this Agreement, now and in the future.

SECTION 12.4 Relationship of Parties

Bank and Client agree they are independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, Bank and Client to be treated as partners, joint ventures, or otherwise as joint associates for profit.

SECTION 12.5 Regulatory Examinations and Financial Information

Client agrees to submit to any examination which may be required by any Regulatory Authority or System with audit and examination authority over Bank, to the fullest extent of such Regulatory Authority or System. Client shall also provide to Bank any information, which may be required by any Regulatory Authority or System in connection with their audit or review of Bank or the Program and shall reasonably cooperate with such Regulatory Authority or System in connection with any audit or review of Bank. Client shall furnish Bank, at Client expense, with audited financial statements prepared by a certified public accountant. Client shall also provide such other information as Bank, Regulatory Authorities, or the System may from time to time reasonably request with respect to the financial condition of Client and such other information as Bank may from time to time reasonably request with respect to third parties contracted with Client.

SECTION 12.6 Governing Law

The Parties acknowledge that Bank, as a federally charted savings bank, is regulated by the Office of Thrift Supervision, and is therefore subject to federal law, and entitled to preemption from state laws to the fullest extent permitted by law. In any matters not so preempted (if any) this Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of South Dakota. Each Party hereby submits to the jurisdiction of the courts of such state, and (subject to the Bank's reservation of preemption rights above) waives any objection to venue with respect to actions brought in such courts.

SECTION 12.7 Severability

In the event that any part of this Agreement is deemed by a court, Regulatory Authority, System, or other public or private tribunal of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to have been omitted from this Agreement. The remainder of this Agreement shall remain in full force and effect, and shall be modified to any extent necessary to give such force and effect to the remaining provisions, but only to such extent.

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SECTION 12.8 Survival

All representations and warranties herein shall survive any termination or expiration of this Agreement.

SECTION 12.9 Successors and Third Parties

Except as limited by Section 12.10, this Agreement and the rights and obligations hereunder shall bind, and inure to the benefit of the Parties and their successors and permitted assigns.

SECTION 12.10 Assignments

The rights and obligations of Client under this Agreement are personal and may not be assigned either voluntarily or by operation of law, without prior written consent from Bank.

SECTION 12.11 Notices

All notices, requests and approvals required by this Agreement shall be in writing addressed/directed to the other Party at the address and facsimile set forth below, or at such other address of which the notifying Party hereafter receives notice in conformity with this section. All such notices, requests, and approvals shall be deemed given upon the earlier of receipt of facsimile transmission during the normal business day or actual receipt thereof. All such notices, requests and approvals shall be addressed to the attention of:

Bank to: First Federal Savings Bank of the Midwest

dba Meta Payment Systems

2500 S. Minnesota Ave.

Sioux Falls, SD 57105

Attention: General Counsel

Facsimile Number: (605) 977-7501

Client to: NBO Systems, Inc.

3676 W. California Ave., Bldg. D

Salt Lake City, UT 84104

Attention: Christopher Foley, CFO

Facsimile Number: (801) 973-4951

SECTION 12.12 Waivers

Neither Party shall be deemed to have waived any of its rights, power, or remedies hereunder except in writing signed by an authorized agent or representative of the Party to be charged. Either Party may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of the other Party to be

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performed or complied with. The waiver by either Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION 12.13 Entire Agreement; Amendments

This Agreement constitutes the entire Agreement between the Parties and supersedes all prior agreements, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought.

SECTION 12.14 Counterparts

This Agreement may be executed and delivered by the Parties in counterpart, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

SECTION 12.15 Disputes

(a) Duty to Notify. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof (hereinafter, a "Dispute"), the Party raising such Dispute shall notify the other promptly and no later than sixty (60) days from the date of its discovery of the Dispute. In the case of a Dispute relating to account or transaction statements or similar matter, the failure of a party to notify the other party of such Dispute within sixty (60) days from the date of its receipt shall result in such matter being deemed undisputed and accepted by the party attempting to raise such Dispute.

(b) Cooperation to Resolve Disputes. The Parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration and performance of the provisions or obligations of this Agreement that are the subject of the Dispute.

(c) Arbitration. Any Dispute which cannot otherwise be resolved as provided in paragraph (b) above shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of a single arbitrator mutually agreed upon by the Parties, or in the absence of such agreement within 30 days from the first referral of the Dispute to the American Arbitration Association, designated by the American Arbitration Association. The place of arbitration shall be Sioux Falls, South Dakota, unless the Parties shall have agreed to another location within 15 days from the first referral of the Dispute to the American Arbitration Association. The arbitral award shall be final and binding. The Parties waive any right to appeal the arbitral award, to the extent

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a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance: (i) to compel arbitration, (ii) to obtain interim measures of protection prior to or pending arbitration, (iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of its proprietary or confidential information, and (iv) to enforce any decision of the arbitrator, including the final award. In no event shall either Party be entitled to punitive, exemplary or similar damages.

(d) Confidentiality of Proceedings. The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by any laws or regulations.

SECTION 12.16 Limitation of Liability

Neither Client, the Bank nor any of their respective directors, officers, employees, agents, representatives or controlling persons shall be liable for any action taken or for refraining from taking any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect Client or Bank against any breach of their respective representations, warranties or covenants made herein, or against any specific liability imposed pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. Client and Bank may rely in good faith on any document, electronic file or other electronic or telephonic communication of any kind, which appears bona fide, submitted by any appropriate person respecting any matters arising hereunder.

SECTION 12.17 Non-Solicitation of Employees

The Parties agree that during the term of this Agreement each Party will not seek out or induce any person (by offering employment or otherwise) who is an employee of the other Party to terminate their employment.

SECTION 12.18 Headings

The table of contents, various captions and section headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement. To the extent possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, such

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provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without rendering invalid, illegal, or unenforceable the remainder of such provision or the remaining provisions of this Agreement.

Signature page to follow

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IN WITNESS WHEREOF, this Agreement is executed by the Parties' authorized officers or representatives and shall be effective as of the date first above written.

Client: NBO Systems, Inc.	First Federal Savings Bank of the Midwest
dba Meta Payment Systems
By: /s/ Christopher Foley	By: /s/ Brad Hanson
Name: Christopher Foley	Name: Brad C. Hanson
Title: CFO	Title: Division President

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Schedule A

PREPAID CARD PORTFOLIO

Client will pay to Bank a share of interchange based on the Monthly gross dollar volume (GDV) for signature-based transactions and, alternatively, transaction fees for PIN-based or ATM transactions. Client agrees to minimums sponsorship fees of [* * *] beginning in January 2005. Bank will pay to Client commission on average monthly MetaBank deposits associated with this portfolio. (See tables below for rates schedules).

[* * *
* * *	* * *
* * *	* * *
* * *	* * *

* * *
* * *	* * *
* * *	* * *
* * *	* * *

* * *
* * *	* * *
* * *	* * *
* * *	* * *]

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ADDITIONAL FEES

[

FEE DESCRIPTION	AMOUNT
MasterCard MSP/ISO Registration (as required)[1]
[* * *	* * *
* * *	* * *
* * *	* * *

* * *
* * *	* * *
* * *	* * *
* * *	* * *

* * *	* * *

* * *	* * *
* * *
* * *

* * *	* * *
* * *
* * *

* * *	* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *	]

RISK AND INDEMNIFICATION

Bank is indemnified by Client from losses associated with under the floor limit transactions, fraud loss, negative balances or other losses in violation of the Cardholder Agreement or any relevant laws, ordinances or statutes.

________________________________

1 Bank will pay [* * *] towards the Initial ISO or MSP Registration Fees and one half of the first year Annual Renewal Fees.

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ACH SERVICES

Bank offers ACH origination services with the following pricing schedule:

Standard Service Items	Fee
[* * *	* * *
* * *	* * *
* * *	* * *
* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *]

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Schedule B

Pending lawsuits of Client:

On February 13, 2004, Thomas Ripperda, et al, filed an action in Illinois State Court in St. Clair County, Illinois, against the Company in connection with gift cards sold at the St. Clair Square Mall in St. Clair County, Illinois. The plaintiff's complaint seeks to establish a class action. However, as of this date, the plaintiff has not moved to certify a class. The complaint alleged that the term "valid thru" appearing on the face of the gift card next to the expiration date of the gift card is misleading. The plaintiff seeks a return of all administrative fees charged against his gift card prior to the "valid thru" date. If a class were certified, then the plaintiff would seek to recover similar fees with respect to all gift cards that the Company sold.

Under the terms and conditions of the gift cards and the gift card program, the Company disclosed it may charge an administrative fee against a gift card if the gift card is not used within 90 days from the date of purchase. The "valid thru" date is typically between 12 months and 18 months after the date the gift card is purchased. In some cases, the administrative fee reduces the amount of the gift card prior to the "valid thru" date on the card. The Company disclosed the charge of an administrative fee on the back side of the gift card and again in the written terms and conditions that are distributed to customers when they purchase the gift cards. The Company also disclosed that a gift card may be renewed after the "valid thru" date with the payment of a renewal fee.

The Company removed the lawsuit to federal court in the Southern District of Illinois and also moved to dismiss the lawsuit. The plaintiff has filed an opposition to the Company's motion. The District Court has not yet ruled on the Company's motion. If the District Court does not grant the Company's motion, the Company expects the plaintiff to move for a remand of the case to the Illinois State Court and then move to certify a class as plaintiffs consisting of those gift card purchasers or holders with respect to whom the Company charged an administrative fee prior to the "valid thru" date.

Not withstanding the foregoing, the Company is not a party to any other material threatened or pending legal proceedings, which if adversely determined, would have an adverse material effect on the financial condition or results of operations of the Company. From time to time, however, the Company may become subject to legal proceedings, claims, and litigation arising in the ordinary course of business, including, but not limited to, employee, customer and vendor disputes.

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